Exhibit 99.1

Constant Contact Announces Preliminary

First Quarter 2014 Financial Results

Company Accelerates Revenue Growth and Expects to Deliver More than 15% Revenue Growth in the First Quarter

Company Raises Full-year Revenue Guidance

WALTHAM, MA – April 8, 2014 – Constant Contact®, Inc. (Nasdaq: CTCT), which helps more than half a million small organizations create and grow relationships with their customers through a suite of online marketing tools, today announced preliminary financial results for the first quarter ended March 31, 2014.

For the first quarter of 2014, Constant Contact currently expects to report the following financial results:

•	Revenue in the range of $78.7 million to $78.8 million, representing more than 15% year-over-year growth;

•	GAAP net income in the range of $650,000 to $750,000;

•	Adjusted EBITDA margin in the range of 13.5% to 13.7%;

•	Adjusted EBITDA in the range of $10.6 million to $10.8 million.

First quarter preliminary results are subject to change based on the completion of the company’s normal quarter-end review process.

“We delivered strong top line results in the first quarter, reaccelerating year-over-year revenue growth. Our first quarter financial performance provides us with increased confidence in our ability to accelerate annual revenue growth rates while expanding margins and cash flow,” said Gail Goodman, chief executive officer of Constant Contact. “Our strong results this quarter were driven by all three of our growth levers — new customer additions, average revenue per user and customer retention.”

Goodman continued, “In the coming weeks we will be rolling out significantly enhanced bundles that combine products and capabilities to deliver a more powerful experience for our customers. This is an exciting milestone in our evolution from an email marketing company to a robust marketing platform for small businesses. We expect this will drive higher average revenue per user (ARPU) and improved customer retention rates, while driving a meaningful acceleration of revenue growth in 2014 and beyond.”

Preliminary operating results for the first quarter of 2014 are expected to include the following:

•	New customer additions of 50,000*;

•	Ending balance of 605,000* customers, representing 10,000* net new customer additions;

•	Average revenue per user (ARPU) of approximately $43.75; and

•	Monthly customer attrition rates within historical ranges of 2.2% +/- 0.5%.

(*)	Figures are rounded to nearest 5,000

For the full fiscal year 2014, the company is increasing guidance as follows:

•	Revenue of approximately $330 million, representing more than 15.5% year-over-year revenue growth, up from the company’s prior guidance of more than 13% revenue growth; and

•	Adjusted EBITDA margin of approximately 18.2%, representing an expansion of about 200 basis points, consistent with the company’s prior guidance.

The company plans to announce its full first quarter results on Thursday, May 1, 2014 after the market closes. A conference call will be held at 5:00 pm Eastern Time (ET) on the same day.

Conference Call Information

Constant Contact will host a conference call today at 5:00 p.m. ET to discuss its preliminary results.

What:	Constant Contact preliminary first quarter 2014 financial results conference call
When:	Tuesday, April 8, 2014
Time:	5:00 p.m. ET
Live Call:	(877) 334-1974, domestic
(760) 666-3590, international
Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Webcast:	http://investor.constantcontact.com/ (live and replay)

Live and replay conference ID code: 27520750

The webcast will be archived on Constant Contact’s website for a period of three months.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Adjusted EBITDA and adjusted EBITDA margin.

Adjusted EBITDA is a non-GAAP financial measure that is defined as GAAP net income (loss) before income taxes, interest and other income (expense), net, depreciation and amortization, stock-based compensation. Adjusted EBITDA margin is a non-GAAP financial measure that is calculated by dividing adjusted EBITDA by revenue.

Constant Contact believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in monthly and quarterly financial reports presented to the company’s board of directors. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures.

Constant Contact urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, and not to rely on any single financial measure to evaluate the company’s business.

About Constant Contact, Inc.

Constant Contact wrote the book on Engagement Marketing® – the new marketing success formula that helps small organizations create and grow customer relationships in today’s socially connected world. More than half a million small businesses, nonprofits and associations worldwide use the company’s online marketing tools to generate new customers, repeat business, and referrals through email marketing, social media marketing, event marketing, local deals, digital storefronts, and online surveys. Only Constant Contact offers the proven combination of affordable tools and free KnowHow®, including local seminars, personal coaching and award-winning product support. The company further supports small organizations through its extensive network of consultants/resellers, technology providers, franchises and national associations.

Constant Contact and the Constant Contact Logo are registered trademarks of Constant Contact, Inc. All Constant Contact product names and other brand names mentioned herein are trademarks or registered trademarks of Constant Contact, Inc. All other company and product names may be trademarks or service marks of their respective owners.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the company’s preliminary financial and operating results for the first quarter of 2014, the company’s accelerating revenue growth and margin and cash flow expansion, the company’s evolution from an email marketing company to a robust marketing platform for small businesses, the expected impact of our new platform offering to accelerate revenue growth, to drive higher revenue per user and to improve customer retention rates, and financial guidance for the full year 2014. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,”

“could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the company’s ability to attract new customers and retain existing customers, the company’s dependence on the market for email marketing services for small organizations, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the company operates, the company’s ability to successfully develop and introduce new products and add-ons or enhancements to existing products, including the company’s new integrated marketing platform offering, and integrate its products in an effective manner, the successful integration of SinglePlatform, adverse regulatory or legal developments, litigation risk and expense, the company’s ability to continue to promote and maintain its brand in a cost-effective manner, changes in the competitive environment, the company’s ability to compete effectively, the company’s ability to attract and retain key personnel, the company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.

Constant Contact, Inc.

Calculation of Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)

(In thousands)

	Three Months Ended
	March 31, 2014
	Range - Low	Range - High
Net income	$650	$750

Income tax expense	175	275
Interest income and other (income) expense, net	(23)	(23)
Depreciation and amortization	5,900	5,900
Stock-based compensation expense	3,900	3,900

Adjusted EBITDA	$10,600	$10,800

Divide by:
Revenue	$78,700	$78,800

Adjusted EBITDA margin	13.5%	13.7%

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(CTCT-F)

Media Contact:

Erika Tower

Constant Contact

(781) 482-7039

pr@constantcontact.com

Investor Contact:

Jeremiah Sisitsky

Constant Contact

(339) 222-5740

ir@constantcontact.com